Exhibit 10.6

Execution Version

ZOOMINFO TECHNOLOGIES INC.
STOCKHOLDERS AGREEMENT
Dated as of June 3, 2020

TABLE OF CONTENTS
Page

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TABLE OF CONTENTS
(continued)
Page

Section 7.10.	Counterparts	17
Section 7.11.	Applicable Law; Waiver of Jury Trial	17
Section 7.12.	Severability	17
Section 7.13.	Delivery by Facsimile	17
Section 7.14.	Entire Agreement	18
Section 7.15.	Remedies	18
Section 7.16.	Descriptive Headings; Interpretations	18
Exhibit A – Form of Joinder to Stockholders Agreement
Exhibit B – Registration Rights Agreement
Exhibit C – Form of Director & Officer Indemnification Agreement

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STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is made as of June 3, 2020, among (i) ZoomInfo Technologies Inc., a Delaware corporation (the “Issuer”); (ii) the TA Stockholders (as hereinafter defined); (iii) the Carlyle Stockholders (as hereinafter defined); and (iv) the Founder Stockholders (as hereinafter defined), and any other Person who becomes a party hereto pursuant to Article VI (each a “Stockholder” and, collectively, the “Stockholders”).
WHEREAS, on February 1, 2019, ZoomInfo Holdings LLC (formerly known as DiscoverOrg Holdings, LLC), a Delaware limited liability company (“ZoomInfo OpCo”), certain affiliates of each of the TA Stockholders and the Carlyle Stockholders, and DO Sub-Holdings, LLC, a Washington limited liability company, entered into the Fourth Amended and Restated Limited Liability Company Agreement (as amended or amended and restated from time to time, the “OpCo LLC Agreement”) by and among such parties and certain other parties thereto to govern certain of their rights, duties and obligations with respect to their ownership of equity interests in ZoomInfo OpCo;
WHEREAS, in connection with the consummation by the Issuer of an IPO (as hereinafter defined), pursuant to Section 12.7(c) of the OpCo LLC Agreement, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of Shares (as hereinafter defined) after consummation of the IPO.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1.    Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, none of the Investors, the Issuer, or any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Investors or any of their investment fund Affiliates have made a debt or equity investment, and none of the Investors or any of their Affiliates shall be considered an Affiliate of (a) Issuer or any of its Subsidiaries or (b) each other.
“Agreement” has the meaning set forth in the Preamble.
“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Stockholder shall be deemed to beneficially own any securities of the Issuer held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto).
“Board” means the Board of Directors of the Issuer.
“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.
“Carlyle Designee” has the meaning set forth in Section 3.1(a)(ii).
“Carlyle Stockholders” means Carlyle Partners VI Evergreen Holdings, L.P., Carlyle Partners VI Dash Holdings, L.P., CP VI Evergreen Holdings, L.P. and their Permitted Transferees.
“Change in Control” means the occurrence of any of the following events:
(a)    the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than to any of the Investors, the Founder Stockholders or any of their respective Affiliates (collectively, the “Permitted Holders”);
(b)    any person or group, other than one or more of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock or interests, as applicable, of the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo (or any entity which controls the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo, or which is a successor to all or substantially all of the assets of the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or
(c)    a merger of the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo with or into another Person (other than one of more of the Permitted Holders) in which the voting shareholders or members, as applicable, of the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo immediately prior to such merger cease to hold at least 50% of the voting shares of the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo (or the surviving corporation or ultimate parent) immediately following such merger;
provided that, in each case under clause (a), (b) or (c), no Change in Control shall occur unless the Permitted Holders in such transaction cease to have the ability, without the approval of any Person who is not a Permitted Holder, to elect more members of the Board of Directors or other governing body of the Issuer (or the resulting entity) than any other shareholder or group of affiliated shareholders, and in no event shall a Change in Control be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Issuer or any of its Subsidiaries, or (ii) contributing assets or equity to entities controlled by the Issuer (or owned by the Issuer in substantially the same proportions as their ownership of the Issuer).

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Issuer.
“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Issuer.
“Class C Common Stock” means the Class C common stock, par value $0.01 per share, of the Issuer.
“Closing Date” means the date of the closing of the IPO.
“Combined Voting Power” means the combined voting power of all classes and series of Voting Securities, according to each class’ or series’ respective votes per share, voting together as a single class.
“Committee” has the meaning set forth in Section 3.2(a).
“Common Stock” means, collectively, the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.
“Director” means any director of the Issuer from time to time.
“Director Designee” means a TA Designee, a Carlyle Designee or the Founder Designee.
“Equity Securities” means any and all shares of Common Stock of the Issuer, and any and all securities of the Issuer, ZoomInfo HoldCo or ZoomInfo OpCo convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and options, warrants or other rights to acquire shares of Common Stock of the Issuer, including without limitation any and all HoldCo Units and LLC Units.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Founder Designee” has the meaning set forth in Section 3.1(b).
“Founder Stockholders” means DO Holdings (WA), LLC, a Washington limited liability company, HSKB Funds, LLC, a Delaware limited liability company, HSKB Funds II, LLC, a Delaware limited liability company, and their Permitted Transferees.
“HoldCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement, dated as of June 3, 2020, among ZoomInfo HoldCo, the Issuer and the members thereto, as may be amended from time to time.
“HoldCo Units” means the units of limited liability company interest in ZoomInfo HoldCo.

“Initial Public Offering” or “IPO” means the first underwritten Public Offering.
“Investor” means the TA Stockholders and the Carlyle Stockholders.
“Issuer” has the meaning set forth in the Recitals.
“Issuer Competitor” means any Person that directly competes with the business of the Issuer and its direct and indirect Subsidiaries from time to time.
“Joinder Agreement” has the meaning set forth in Section 6.1.
“Law,” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.
“LLC Units” means the units of limited liability company interest in ZoomInfo OpCo.
“OpCo LLC Agreement” has the meaning set forth in the Preamble.
“Permitted Holders” has the meaning set forth in the definition of “Change in Control”.
“Permitted Transferee” means with respect to any Investor, any Affiliate of such Investor that agrees to become party to, and be bound to the same extent as its transferor, by the terms of this Agreement.
“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
“Public Offering” means any public offering and sale of equity securities of the Issuer or any successor to the Issuer for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule or regulation).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
“Share Equivalents” means, for a Person or Persons, (a) Shares Beneficially Owned as of such determination date by such Person or Persons, and (b) the number of Shares issuable upon exercise, conversion or exchange of any security that is currently exercisable for, convertible into or exchangeable for, on any such date of determination, Shares without payment to the Issuer of any additional consideration.
“Shares” means shares of Common Stock of the Issuer.
“Stock Exchange” means The NASDAQ Global Select Market or such other securities exchange or interdealer quotation system on which shares of Class A Common Stock are then listed or quoted.
“Stockholder” has the meaning set forth in the Preamble.
“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.
“TA Designee” has the meaning set forth in Section 3.1(a)(i).
“TA Stockholders” means, collectively, TA XI DO Feeder, L.P., TA SDF III DO Feeder, L.P., TA SDF II DO Feeder, L.P., TA Atlantic & Pacific VII-B, L.P., TA XI DO AIV, L.P., TA SDF III DO AIV, L.P., TA SDF II DO AIV, L.P., TA Atlantic & Pacific VII-A, L.P., TA Investors IV, L.P., TA SDF II DO AIV II, L.P., TA SDF III DO AIV II, L.P., TA XI DO AIV II, L.P., TA AP VII-B DO Subsidiary Partnership, L.P. and their Permitted Transferees.
“Transfer” means, with respect to any Share Equivalents, a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Share Equivalents, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of Law.
“Transferred”, “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”
“Voting Securities” means, at any time, outstanding shares of any class of Equity Securities of the Issuer, which are then entitled to vote generally in the election of directors.
“ZoomInfo HoldCo” means ZoomInfo Intermediate Holdings LLC, a Delaware limited liability company, and its successors.
“ZoomInfo OpCo” has the meaning set forth in the Preamble.
Section 1.2.    General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. Except as otherwise set forth herein, Shares underlying unexercised options that have been issued by the Issuer shall not be deemed “outstanding” for any purposes in this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.
ARTICLE II
REPRESENTATIONS AND WARRANTIES
Section 2.1.    Representations and Warranties of the Stockholders.  Each Stockholder, severally and not jointly, hereby represents and warrants to the Issuer, and each other Stockholder that on the date hereof:
(a)    This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights or remedies generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);
(b)    The execution, delivery and performance by such Stockholder of this Agreement and the agreements contemplated hereby and the consummation by such Stockholder of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any Law, rule or regulation applicable to such Stockholder or his or her properties or assets; (ii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to such Stockholder or his or her properties or assets; or (iii) result in any breach of any terms or conditions of, or constitute a default under, any contract, agreement or instrument to which such Stockholder is a party or by which such Stockholder or his or her properties or assets are bound; and
(c)    Such Stockholder understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, Shares must be held indefinitely.
Section 2.2.    Entitlement of the Issuer and the Stockholders to Rely on Representations and Warranties.  The representations and warranties contained in Section 2.1 may be relied upon by the Issuer, and by the other Stockholders, in connection with the entering into of this Agreement.

Section 2.3.    Representations and Warranties of the Issuer.  The Issuer hereby represents and warrants to the Stockholders that as of the date of this Agreement:
(a)    It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;
(b)    This Agreement has been duly and validly executed and delivered by the Issuer and, assuming the due execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes a legal and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights or remedies generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and
(c)    The execution, delivery and performance by the Issuer of this Agreement and the consummation by the Issuer of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of Law, statute, rule or regulation to which the Issuer is subject, (ii) violate any order, judgment or decree applicable to the Issuer or (iii) conflict with, or result in a breach or default under, any term or condition of the Issuer’s organizational documents or any agreement or instrument to which the Issuer is a party or by which it is bound.
ARTICLE III
MANAGEMENT
Section 3.1.    Composition of the Board of Directors.
(a)    Following the Closing Date, each Investor shall have the right to designate for election to the Board, and the Issuer shall include among the Issuer’s and its Directors’ nominees for election to the Board at all of the Issuer’s applicable annual or special meetings of stockholders (or written consents) at which Directors are to be elected (adjusted as appropriate to take into account the Issuer’s classified Board structure), subject to satisfaction of all legal and governance requirements regarding service as a Director in accordance with Section 3.1(d), the number of designees that, if elected, will result in such Investor having the number of Directors serving on the Board as follows:
(i)    If the TA Stockholders collectively Beneficially Own 15% or more of the Combined Voting Power as of the record date for a stockholders’ meeting, two (2) Directors designated by the TA Stockholders; and if the TA Stockholders collectively Beneficially Own 5% or more, but less than 15%, of the Combined Voting Power as of the record date for a stockholders’ meeting, one (1) Director designated by the TA Stockholders (any such designee, a “TA Designee”); and

(ii)    If the Carlyle Stockholders collectively Beneficially Own 15% or more of the Combined Voting Power as of the record date for a stockholders’ meeting, two (2) Directors designated by the Carlyle Stockholders; and if the Carlyle Stockholders collectively Beneficially Own 5% or more, but less than 15%, of the Combined Voting Power as of the record date for a stockholders’ meeting, one (1) Director designated by the Carlyle Stockholders (any such designee, a “Carlyle Designee”).
(b)    Following the Closing Date, the Founder Stockholders shall have the right to designate one (1) Director designee for election to the Board, and the Issuer shall include such designee among the Issuer’s and its Directors’ nominees for election to the Board at all of the Issuer’s applicable annual or special meetings of stockholders (or written consents) at which Directors are to be elected (adjusted as appropriate to take into account the Issuer’s classified Board structure), subject to satisfaction of all legal and governance requirements regarding service as a director of the Issuer in accordance with Section 3.1(d), so long as the Founder Stockholders, directly or indirectly, collectively Beneficially Own 5% or more of the Combined Voting Power as of the record date for a stockholders’ meeting (the “Founder Designee”).
(c)    As of the Closing Date, the Board shall be comprised of nine Directors, and the Directors initially designated for appointment to the Board (i) by the TA Stockholders shall be Jason Mironov, designated as a Class II Director, and Todd Crockett, designated as a Class III Director, (ii) by the Carlyle Stockholders shall be Patrick McCarter, designated as a Class II Director and Ashley Evans, designated as a Class III Director, and (iii) by the Founder Stockholders shall be Henry Schuck, designated as a Class I Director. Notwithstanding any resolution adopted by the Board which determines the number of Directors constituting the whole Board, the size of the Board shall not be increased above nine Directors (or seven or eight in the event that the size of the Board is decreased pursuant to Section 3.1(e)) without the consent of each of the TA Stockholders or the Carlyle Stockholders so long as the TA Stockholders or the Carlyle Stockholders, as applicable, have the right to designate at least one (1) Director pursuant to Section 3.1(a).
(d)    If the Issuer’s Nominating and Corporate Governance Committee determines that a Director Designee (i) is not qualified to serve on the Board consistent with such committee’s policies and procedures or (ii) does not satisfy all legal and governance requirements regarding service as a Director of the Issuer, the applicable nominating Investor shall have the right to designate a different Director Designee.
(e)    Except as provided in Section 3.1(a), if the number of individuals that the TA Stockholders or the Carlyle Stockholders have the right to designate for election to the Board is decreased pursuant to Section 3.1(a), then the corresponding number of Director designees of such Investor shall immediately tender his or her resignation for consideration by the Board, and in the event the Board accepts such resignation, the Issuer and the Investors shall immediately take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual; provided that the last remaining Director designated by the TA Stockholders or the Carlyle Stockholders shall resign from the Board at the end of his or her then current term. Notwithstanding any resolution adopted by the Board which determines the number of Directors constituting the whole Board, in the event that the number of individuals that the TA Stockholders or the Carlyle Stockholders have the right to designate for election to the Board is decreased to one (1) pursuant to Section 3.1(a) for such Stockholder, as applicable, the total authorized number of Directors of the Board shall automatically be reduced by the corresponding number of Directors. Except as provided above and subject to the applicable provisions of the Amended and Restated Certificate of Incorporation of the Issuer, each Investor shall have the sole and exclusive right to (i) direct the other Investors and Founder Stockholders to vote all their Shares immediately for the removal of such Investor’s designees to the Board and (ii) designate a Carlyle Designee or TA Designee, as applicable (serving in the same class as the predecessor), to fill vacancies on the Board pursuant to Section 3.1(a) that are created by reason of death, removal or resignation of such designees, subject to Section 3.1(d).
(f)    The Issuer and each of the Investors and the Founder Stockholders shall take all actions necessary and within their control to give effect to the provisions contained in this Article III, including (i) in the case of the Issuer, soliciting proxies for each Director Designee and otherwise using its best efforts to cause each Director Designee to be elected as a Director of the Issuer, and (ii) in the case of the Investors and the Founder Stockholders, voting the Shares held directly or indirectly by such Investors and Founder Stockholders (whether at a meeting or by written consent) and any of their respective Affiliates, to cause the nomination, election, removal or replacement of the Director Designees as provided for herein and otherwise using their best efforts to cause the Issuer to comply with its obligations hereunder. No Person shall take any action that would be inconsistent with or otherwise circumvent the provisions of this Agreement.
(g)    The Issuer and its Subsidiaries shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Issuer’s Subsidiaries, and any committees thereof, including without limitation travel, lodging and meal expenses, in accordance with the Issuer’s reimbursement policies. Except as otherwise determined by the Board, the TA Designees and the Carlyle Designees shall not be compensated for their services as members of the Board. If the Issuer adopts a policy that Directors own a minimum amount of equity in the Issuer, Director Designees shall not be subject to such policy.
(h)    The Issuer and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Issuer’s Subsidiaries. The Issuer and its Subsidiaries shall enter into director and officer indemnification agreements substantially in the form attached as Exhibit C hereto, with each of the Investor’s and the Founder Stockholders’ designees on the Board.
Section 3.2.    Committees.
(a)    The Board shall have an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and may form additional committees (each, a “Committee”) upon the approval of the Board and subject to the applicable provisions of the Amended and Restated Bylaws of the Issuer.
(b)    So long as the TA Stockholders or the Carlyle Stockholders, as applicable, have the right to designate at least one (1) Director pursuant to Section 3.1(a), the Issuer shall cause the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance

Committee and other significant committee of the Board (including, without limitation, any committee performing the functions usually reserved for the committees described above) to include (i) in the case of such committee that is comprised of four or fewer members, at least one (1) TA Designee and one (1) Carlyle Designee, and (ii) in the case of such committee that is comprised of five or more members, at least two (2) TA Designee and two (2) Carlyle Designee; provided that the right of any Director to serve on a Committee shall be subject to applicable law and the Issuer’s obligation to comply with any applicable independence requirements of the Stock Exchange to which it is then subject.
Section 3.3.    Controlled Company.
(a)    The Investors and the Founder Stockholders acknowledge and agree that, (i) by virtue of this Article III, they are acting as a “group” within the meaning of the Stock Exchange rules as of the date hereof, and (ii) by virtue of the Combined Voting Power of Common Stock held by the Investors and the Founder Stockholders, the Issuer qualifies as a “controlled company” within the meaning of Stock Exchange rules as of the Closing Date.
(b)    So long as the Issuer qualifies as a “controlled company” for purposes of Stock Exchange rules, the Issuer will elect to be a “controlled company” for purposes of Stock Exchange rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Issuer ceases to qualify as a “controlled company” for purposes of Stock Exchange rules, the Investors, the Founder Stockholders and the Issuer will take whatever action may be reasonably necessary in relation to such party, if any, to cause the Issuer to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules.
ARTICLE IV
REGISTRATION RIGHTS
The Issuer shall grant to each of the Stockholders the registration rights set forth in the Registration Rights Agreement in Exhibit B hereto.
ARTICLE V
ADDITIONAL AGREEMENTS OF THE PARTIES
Section 5.1.    Legend on Share Equivalents.
(a)    The Share Equivalents shall include an endorsement typed conspicuously thereon of the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, RESOLD, ASSIGNED, TRANSFERRED PLEDGED OR HYPOTHECATED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, AND HEDGING

TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED.
IN ADDITION, THESE SECURITIES ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 3, 2020 (AS MAY BE AMENDED FROM TIME TO TIME) AND MAY NOT BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.”
In the event that any Share Equivalents shall become freely tradable under the Securities Act and all other applicable securities Laws, the Issuer shall, upon the written request of the holder thereof, cause the first paragraph of the legend required by this Section 5.1 to be removed from such Share Equivalents. In the event that any Share Equivalents shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Issuer shall, upon the request of the holder thereof, cause the second paragraph of the legend required by this Section 5.1 to be removed from such Share Equivalents.
(b)    All Share Equivalents hereafter issued, whether upon transfer or original issue, shall be endorsed with a like legend.
Section 5.2.    Exculpation Among Investors.  Each Stockholder acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Issuer with the SEC relating to its Shares, in making its investment or decision to sell, retain or further invest in the Issuer. Each Stockholder agrees that none of the Investors, Founder Stockholders or the respective controlling persons, officers, directors, partners, agents, or employees of any Investor or Founder Stockholder shall be liable to any other Investor or Founder Stockholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.
Section 5.3.    Obligation to Update Investors.  The Issuer shall keep each Director Designee of an Investor informed, on a current basis, of any events, discussions, notices or changes with respect to any tax (other than ordinary course communications which could not reasonably be expected to be material to the Issuer), criminal or regulatory investigation or action involving the Issuer or any of its Subsidiaries, and shall reasonably cooperate with the Investors, their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences to the Investors or their Affiliates that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities and coordinating and providing assistance in meeting with regulators).
Section 5.4.    Confidentiality.  Each Stockholder agrees, for so long as such Stockholder owns any Shares and for a period of two (2) years following the date upon which such Stockholder ceases to own any Shares, to keep confidential, any non-public information provided to such Stockholder by the Issuer; provided, however, that nothing herein will limit the disclosure of any information (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or required by any governmental agency or other regulatory authority (including, without limitation, by deposition, interrogatory, request for documents, oral questions, subpoena, civil investigative demand, administrative proceeding or similar process); (ii) that is in the public domain or becomes generally available to the public, in each case, other than as a result of the disclosure by the parties in violation of this Agreement; (iii) becomes available on a non-confidential basis to a Stockholder from a source other than the Issuer; provided that such source is not subject to any obligation of confidentiality to Issuer; (iv) to a Stockholder’s advisors, representatives and Affiliates (which for the TA Stockholders and the Carlyle Stockholders shall include, directors, officers, employees, agents and direct and indirect, current and prospective limited partners and investors in the ordinary course of their business); provided that such advisors, representatives and Affiliates shall have been advised of this Agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, or shall otherwise be bound by comparable obligations of confidentiality, and the applicable Stockholder shall be responsible for any breach of or failure to comply with this Agreement by any of its Affiliates and such Stockholder agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives and Affiliates from prohibited or unauthorized disclosure or use of any confidential information; or (v) to any prospective purchaser of a Stockholder’s Shares; provided that (A) such prospective purchaser shall have been advised of this Agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, (B) such prospective purchaser is not a Issuer Competitor or a Person who controls any Issuer Competitor, and (C) the prospective purchaser shall be responsible for any breach of or failure to comply with this Agreement by any of its Affiliates and such prospective purchaser agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives and Affiliates from prohibited or unauthorized disclosure or use of any confidential information.
ARTICLE VI
ADDITIONAL PARTIES
Section 6.1.    Additional Parties.  Additional parties, provided they are Permitted Holders, may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a joinder to this Agreement substantially in the form attached as Exhibit A hereto (the “Joinder Agreement”) by the Issuer and the acceptance thereof by such additional parties and, to the extent permitted by Section 7.1, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such party as the Investors and such party may agree.
ARTICLE VII
MISCELLANEOUS
Section 7.1.    Amendment.  The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of each Stockholder Beneficially Owning 5% or more of the Combined Voting Power as of the record date for a stockholders’ meeting; provided that any amendment, modification or waiver that disproportionately and adversely affects any Stockholder Beneficially Owning less than 5% of the Combined Voting Power as of the record date for a stockholders’ meeting shall also require the written consent of such adversely affected Stockholder. If requested by the Stockholders, the

Issuer agrees to execute and deliver any amendments to this Agreement which are not adverse to the Issuer or its public shareholders to the extent so requested by the Stockholders in connection with the addition of (i) a transferee of Share Equivalents or (ii) a recipient of any newly-issued Share Equivalents as a party hereto; provided that such amendments are in compliance with the provisos set forth in the immediately foregoing sentence and the terms of this Agreement. Any amendment, modification or waiver effected in accordance with the foregoing shall be effective and binding on the Issuer and all Permitted Holders.
Section 7.2.    Consent of the Investors.  If any consent, approval or action of the Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the Investors at such time provide such consent, approval or action in writing at such time, unless this Agreement provides for more specific consent requirements of the Investors with respect to such consent, approval or action.
Section 7.3.    Termination.  This Agreement shall automatically terminate upon the earlier of (i) a Change in Control; (ii) written agreement of the Investors who hold Shares at such time; or (iii) the dissolution or liquidation of the Issuer. Article III shall automatically terminate with respect to any Stockholder at such time as such Stockholder ceases to Beneficially Own 5% or more of the Combined Voting Power as of the record date for a stockholders’ meeting. In the event of any termination of this Agreement as provided in this Section 7.3, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article VII) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in this Article VII. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.
Section 7.4.    Non-Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Investors may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, the Issuer and each Stockholder covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Stockholders or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.
Section 7.5.    No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors,

and, except as provided in Section 7.4, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 7.6.    Recapitalizations; Exchanges, Etc.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.
Section 7.7.    Addresses and Notices.  Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile to the Issuer at the address set forth below and to any other recipient and to any holder of Shares at such address as indicated by the Issuer’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by facsimile (provided confirmation of transmission is received), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. If notice is given to the Issuer or to the Stockholders, a copy shall be sent to such party at the addresses set forth below:

(v)	if to the Issuer, to:
ZoomInfo Technologies Inc.
805 Broadway, Suite 900
Vancouver, WA 98660
Attention:  Chief Executive Officer
Telecopy No.:  (614) 573-6377
Email:  henry.schuck@zoominfo.com
with a copy (which shall not constitute written notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Richard A. Fenyes
Telecopy No.:  (212) 455-2502
Email:  rfenyes@stblaw.com
with a copy (which shall not constitute notice) to each of the TA Stockholders, the Carlyle Stockholders as specified in sub-parts (x) and (y) below;

(x)	if to the TA Stockholders, to:
TA Associates Management L.P.
64 Willow Place
Suite 100
Menlo Park, CA 94025
Attention:  Todd R. Crockett and Jason P. Werlin
Telecopy: (650) 473-2235
Email:  tcrockett@ta.com and jwerlin@ta.com
with a copy (which shall not constitute written notice) to:
Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco, CA 94111
Attention: Brian McPeake
Telecopy:  (415) 733-6077
Email:  bmcpeake@goodwinprocter.com

(y)	if to the Carlyle Stockholders, to:
c/o The Carlyle Group
2710 Sand Hill Road, 1st Floor
Menlo Park, CA 94025
Attention:  Patrick McCarter and Ashley Evans
Email:  patrick.mccarter@carlyle.com and ashley.evans@carlyle.com with a copy (which shall not constitute notice) to:
Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:  Paul S. Bird, Jennifer L. Chu and Matthew E. Kaplan
Telecopy:  (212) 521-7435, (212) 521-7005 and (212) 521 7334
Email:  psbird@debevoise.com, jlchu@debevoise.com and
mekaplan@debevoise.com
and, (z) in the case of the Founder Stockholders, to such party’s address appearing on the stock books of the Issuer or to such other address as may be designated by such party in writing to the Issuer.
Section 7.8.    Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.
Section 7.9.    Waiver.  No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.
Section 7.10.    Counterparts.  This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.
Section 7.11.    Applicable Law; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to exclusive jurisdiction and venue therein and waive any objection based on venue or forum non conveniens with respect to any action instituted therein. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.12.    Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
Section 7.13.    Delivery by Facsimile.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 7.14.    Entire Agreement.  This Agreement, together with the Registration Rights Agreement in Exhibit B hereto, and all of the other exhibits, annexes and schedules hereto and thereto constitute the entire understanding and agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including, without limitation, the by-laws of any company, this Agreement shall govern as among the parties hereto.
Section 7.15.    Remedies.  The Issuer and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that the Issuer or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.
Section 7.16.    Descriptive Headings; Interpretations.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.
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IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

ZOOMINFO TECHNOLOGIES INC.

By:	/s/ Anthony Stark
Name: Anthony Stark
Title: General Counsel and Corporate Secretary

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

TA XI DO AIV, L.P.

By: TA Associates XI GP, L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA SDF III DO AIV, L.P.

By: TA Associates SDF III GP, L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA SDF II DO AIV II, L.P.

By: TA Associates SDF II, L.P.

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

TA ATLANTIC AND PACIFIC VII-A, L.P.

By: TA Associates AP VII GP L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA INVESTORS IV, L.P.

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA SDF II DO AIV, L.P.

By: TA Associates SDF II, L.P.

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

TA AP VII-B DO SUBSIDIARY PARTNERSHIP, L.P.

By: TA Associates AP VII GP, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA SDF III DO AIV II, L.P.

By: TA Associates SDF III GP, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA XI DO AIV II, L.P.

By: TA Associates XI GP, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

TA XI DO FEEDER, L.P.

By: TA Associates XI GP, L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA SDF II DO FEEDER, L.P.

By: TA Associates SDF II, L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

TA SDF III DO FEEDER, L.P.

By: TA Associates SDF III GP, L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

TA ATLANTIC AND PACIFIC VII-B L.P.

By: TA Associates AP VII GP L.P., its general partner

By: TA Associates, L.P., its general partner

By: TA Associates US Holding Corp., its general partner

By:	/s/ Gregory M. Wallace
Name:	Gregory M. Wallace
Title:	Chief Financial Officer, Funds

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

CARLYLE PARTNERS VI EVERGREEN HOLDINGS, L.P.

By: TC Group VI S1, L.P., its general partner

By: TC Group VI S1, L.L.C., its general partner

By:	/s/ Patrick McCarter
Name: Patrick McCarter
Title: Managing Director

CARLYLE PARTNERS VI DASH HOLDINGS, L.P.

By: TC Group VI, L.P., its General Partner

By: TC Group VI, L.L.C., its General Partner

By:	/s/ Patrick McCarter
Name: Patrick McCarter
Title: Managing Director

CP VI EVERGREEN HOLDINGS, L.P.

By: TC Group VI S1, L.P., its General Partner

By: TC Group VI S1, L.L.C., its General Partner

By:	/s/ Patrick McCarter
Name: Patrick McCarter
Title: Managing Director

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

DO HOLDINGS (WA), LLC

By:	/s/ Henry Shuck
Name: Henry Schuck
Title: Chief Executive Officer

HSKB FUNDS, LLC

By: HLS Management, LLC, its manager

By:	/s/ Henry Shuck
Name: Henry Schuck
Title: Manager

HSKB FUNDS II, LLC

By: HLS Management, LLC, its manager

By:	/s/ Henry Shuck
Name: Henry Schuck
Title: Manager

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

EXHIBIT A
FORM OF JOINDER TO STOCKHOLDERS’ AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of June 3, 2020 (the “Stockholders’ Agreement”) among ZoomInfo Technologies Inc. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Stockholder” under the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Share Equivalents (to the extent permitted by the Stockholders’ Agreement) as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date: ___________ ___, 20___

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [___] day of [____], 20___:

ZOOMINFO TECHNOLOGIES INC.

By:
Name:
Title:

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

EXHIBIT B
REGISTRATION RIGHTS AGREEMENT

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]

EXHIBIT C
FORM OF DIRECTOR & OFFICER INDEMNIFICATION AGREEMENT

[Signature Page to ZoomInfo Technologies Inc. Stockholders Agreement]